THE ROCKLAND FUNDS TRUST

                DISTRIBUTION AGREEMENT


     THIS  DISTRIBUTION  AGREEMENT (the "Agreement") is
made  as  of  the _____ day of  October,  1996  by  and
among  The  Rockland  Funds  Trust  (the   "Fund"),   a
Delaware  business trust, Greenville Capital Management
(the   "Adviser"),    a   Delaware   corporation,   and
AmeriPrime    Financial    Securities,    Inc.     (the
"Distributor"), a Texas corporation.

WITNESSETH THAT:

     WHEREAS,  the Fund is registered as  an   open-end
management  investment  company  under  the  Investment
Company  Act of 1940, as amended (the "1940  Act")  and
has   registered  its  shares  of  common  stock   (the
"Shares")   under   the Securities  Act  of  1933,   as
amended   (the  "1933  Act") in one or  more   distinct
series of Shares, and classes thereof (each class is hereinafter referred to as a "Portfolio");

     WHEREAS, the Adviser has been appointed investment adviser to the Fund;

     WHEREAS,   the   Distributor  is a   broker-dealer
registered   with   the  U.S. Securities  and  Exchange
Commission (the "SEC") and a member in good standing of the National Association of Securities Dealers, Inc.
(the "NASD");

     WHEREAS,    the  Fund  has  adopted  a   plan   of
distribution  (the  "Distribution Plan")   pursuant  to
Rule 12b-1 under the 1940 Act relating to the payment by the Fund of distribution expenses; and

     WHEREAS,    the   Fund,   the  Adviser   and   the
Distributor   desire  to  enter  into  this   Agreement
pursuant  to  which  the   Distributor   will   provide
distribution services to the Portfolios of the Fund identified on Schedule A, as may be amended from time to time, on the terms and conditions hereinafter set forth.

     NOW,    THEREFORE,   in   consideration   of   the
premises   and  mutual  covenants  contained   in  this
Agreement,    the   Fund,   the   Adviser    and    the
Distributor, intending to be legally bound hereby, agree as follows:

     1.   APPOINTMENT OF DISTRIBUTOR.  The Fund  hereby
appoints  the Distributor as its exclusive   agent  for
the  distribution  of the Shares,  and the  Distributor
hereby   accepts such  appointment  under the terms  of
this   Agreement.  The Fund shall not sell any   Shares
to  any   person  except to fill  orders for the Shares
received    through    the   Distributor;     provided,
however,   that  the  foregoing exclusive  right  shall
not  apply:  (i) to Shares issued or sold in connection
with   the   merger  or  consolidation  of  any   other
investment company with the Fund or the acquisition  by
purchase or otherwise of all or  substantially  all  of
the  assets of any investment  company or substantially
all  of  the outstanding shares of any such company  by
the  Fund; (ii) to Shares which may be offered  by  the
Fund  to  its shareholders  for  reinvestment  of  cash
distributed   from  capital  gains  or  net  investment
income  of the  Fund;  (iii) to  Shares  which  may  be
issued to shareholders of other funds who exercise  any
exchange privilege set forth in the Fund's  Prospectus;
or  (iv)  to  Shares  which  may  be  sold  to  persons
purchasing  such Shares directly from the Fund  or  the
Fund's  Transfer  Agent.  Notwithstanding   any   other
provision  hereof,  the Fund may terminate, suspend, or
withdraw  the offering of the Shares whenever,  in  its
sole   discretion,   it  deems  such   action   to   be
desirable,   and  the  Distributor  shall  process   no
further   orders   for   Shares   after   it   receives
notice    of    such   termination,    suspension    or
withdrawal.

     2.   FUND  DOCUMENTS.  The Fund has  provided  the
Distributor  with properly certified or   authenticated
copies  of  the  following Fund related   documents  in
effect  on  the  date hereof: the Fund's organizational
documents, including the Trust Instrument and  By-Laws;
the  Fund's   Registration   Statement  on  Form  N-1A,
including all exhibits thereto; the Fund's most current
Prospectus  and Statement of  Additional   Information;
and   resolutions   of the Fund's   Board  of  Trustees
authorizing  the  appointment of  the  Distributor  and
approving  this  Agreement.  The  Fund  shall  promptly
provide   to   the   Distributor    copies,    properly
certified  or  authenticated,  of  all  amendments   or
supplements to the foregoing. The Fund shall provide to
the  Distributor copies of all other information  which
the  Distributor  may reasonably  request  for  use  in
connection    with   the    distribution   of   Shares,
including,  but not  limited to, a certified   copy  of
all  financial  statements prepared for the Fund by its
independent  public accountants. The  Fund  shall  also
supply the  Distributor  with such number of copies  of
the    current   Prospectus,  Statement  of  Additional
Information and shareholder reports as the Distributor shall reasonably request.

     3. DISTRIBUTION SERVICES. The Distributor shall sell and repurchase Shares as set forth below, subject to the registration requirements of the 1933 Act and the rules and regulations thereunder, and the laws governing the sale of securities in the various states
("Blue Sky Laws"):

       a. The Distributor, as agent for the Fund, shall sell Shares to the public against orders therefor at the public offering price, which shall be the net asset value of the Shares then in effect plus any applicable sales loads.

       b.  The  net asset value of the Shares shall  be
determined in the manner provided  in the then  current
Prospectus  and Statement  of  Additional  Information.
The  net asset value of the Shares shall be  calculated
by the Fund or by another entity on behalf of the Fund.
The Distributor shall have no duty to inquire  into  or
liability   for the  accuracy  of the net  asset  value
per Share as calculated.

       c.  Upon   receipt  of  purchase   instructions,
the   Distributor  shall transmit  such    instructions
to    the    Fund   or   its   transfer    agent    for
registration of the Shares purchased.

       d.   The   Distributor,   in   light   of   Fund
policies,    procedures   and  disclosure    documents,
shall  also  have the right to take, as agent  for  the
Fund,   all   actions  which,  in  the    Distributor's
judgment, are necessary to effect the distribution of Shares.

       e.  Nothing  in this  Agreement  shall   prevent
the   Distributor   or  any  "affiliated  person"  from
buying,  selling or trading any securities for  its  or
their  own  account or for the  accounts of others  for
whom  it or they may be acting; provided, however, that
the  Distributor expressly agrees that it shall not for
its  own   account  purchase  any Shares  of  the  Fund
except  for investment purposes and that it  shall  not
for  its  own account sell any such Shares  except  for
redemption  of  such Shares by the Fund,  and  that  it
shall  not undertake activities which, in its judgment,
would   adversely   affect  the  performance   of   its
obligations to the Fund under this Agreement.

       f. The Distributor, as agent for the Fund, shall repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

     4.  DISTRIBUTION SUPPORT SERVICES. In addition  to
the  sale  and  repurchase of Shares,  the  Distributor
shall perform the  distribution  support  services  set
forth  on  Schedule  B attached   hereto,   as  may  be
amended from time to time.

     5.  REASONABLE EFFORTS.  The Distributor shall use
all   reasonable  efforts  in  connection    with   the
distribution  of  Shares.  The  Distributor  shall have
no  obligation  to sell any  specific  number of Shares
and  shall   only sell  Shares against orders  received
therefor. The Fund shall retain the right to refuse at any time to sell any of its Shares for any reason deemed adequate by it.

     6. COMPLIANCE.  In furtherance of the distribution
services  being  provided hereunder,  the   Distributor
and the Fund agree as follows:

                a.  The  Distributor  shall comply with
the  Rules  of  Fair  Practice  of  the  NASD  and  the
securities   laws  of any  jurisdiction   in  which  it
sells, directly or indirectly, Shares.

                  b.  The   Distributor shall   require
each  dealer  with  whom the Distributor  has a selling
agreement  to  conform to the applicable provisions  of
the  Fund's  most current Prospectus  and Statement  of
Additional   Information,  with respect to  the  public
offering price of the Shares.

               c. The Fund  agrees  to  furnish  to the
Distributor   sufficient  copies  of  any   agreements,
plans,   communications   with  the  public  or   other
materials  it  intends to use in  connection  with  any
sales  of  Shares in a timely manner in order to  allow
the  Distributor to review, approve   and   file   such
materials     with    the    appropriate     regulatory
authorities   and obtain  clearance for use.  The  Fund
agrees not to use any such materials until so filed and cleared for use by appropriate authorities and the Distributor.

                d. The Distributor, at its own expense,
shall  qualify  as a broker or dealer,   or  otherwise,
under  all  applicable  Federal or state laws  required
to   permit   the sale of  Shares  in such   states  as
shall  be  mutually   agreed   upon  by  the   parties;
provided, however that the Distributor shall have no obligation to register as a broker or dealer under the Blue Sky Laws of any jurisdiction if it determines that registering or maintaining registration in such jurisdiction would be uneconomical.

                 e.  The   Distributor  shall  not,  in
connection with any sale or solicitation  of a sale  of
the  Shares,  or  make or authorize any representative,
service   organization, broker or dealer to  make,  any
representations   concerning  the Shares  except  those
contained  in the Fund's   most   current    Prospectus
covering    the   Shares  and  in communications   with
the   public  or  sales  materials   approved   by  the
Distributor   as  information  supplemental   to   such
Prospectus.

       7. EXPENSES. Expenses shall be allocated as follows:

                  a.    The   Fund   shall   bear   the
following   expenses:  preparation,  setting  in  type,
and  printing  of sufficient  copies of the  Prospectus
and    Statement   of   Additional    Information   for
distribution  to  existing shareholders;    preparation
and   printing   of  reports  and  other communications
to existing shareholders; distribution of copies of the
Prospectus,    Statement  of  Additional    Information
and     all     other   communications    to   existing
shareholders;   registration of the  Shares  under  the
Federal   securities   laws;   qualification   of   the
Shares for sale in the  jurisdictions  mutually  agreed
upon   by  the  Fund  and  the  Distributor;   transfer
agent/shareholder     servicing     agent     services;
supplying   information,  prices and other data  to  be
furnished  by  the  Fund  under  this  Agreement;   any
original  issue taxes or transfer taxes applicable   to
the sale or delivery of the Shares or certificates therefor; and items covered by the Distribution Plan.

                b. To the  extent  not  covered  by the
Distribution   Plan,   the  Adviser   shall   pay   all
other    expenses    incident    to   the    sale   and
distribution    of    the   Shares   sold    hereunder,
including,     without   limitation:    printing    and
distributing  copies  of  the  Prospectus, Statement of
Additional  Information  and reports  prepared for  use
in  connection   with  the  offering  of   Shares   for
sale to the  public;  advertising  in  connection  with
such  offering,   including  public relations services,
sales   presentations,   media  charges,   preparation,
printing   and   mailing  of  advertising   and   sales
literature;   filing   fees  required   by   regulatory
authorities  for   sales  literature  and   advertising
materials;    any  additional  out-of-pocket   expenses
incurred in connection with the foregoing and any other costs of distribution.

     8.    COMPENSATION.   For  the  distribution   and
distribution    support  services   provided   by   the
Distributor   pursuant to the terms of the   Agreement,
the  Fund  shall,    pursuant   to   the   Distribution
Plan,  pay  to  the  Distributor  the compensation  set
forth  in Schedule A attached  hereto,  which  schedule
may  be  amended from time to time.  In  addition,  the
Distributor  may retain any portion of any  sales  load
which  is  imposed  on  the  sale  of  Shares  and  not
reallocated  by  the Distributor to a  dealer,  as  set
forth in the Prospectus and subject to applicable  NASD
rules, and offset the amount payable to the Distributor
pursuant to Schedule A against any amounts so retained.
To the extent not covered by the  Distribution  Plan or
offset  by  the retention of sales loads,  the  Adviser
shall  pay to Distributor  the  compensation  set forth
in  Schedule A and shall also reimburse the Distributor
for   its  out-of-pocket   expenses  related   to   the
performance   of  its  duties   hereunder,   including,
without    limitation,   telecommunications    charges,
postage  and   delivery   charges,   record   retention
costs,   reproduction   charges  and   traveling    and
lodging   expenses  incurred by officers and  employees
of   the   Distributor.   If  this  Agreement   becomes
effective subsequent  to the first day of the month  or
terminates  before the last day of the month,  the Fund
shall  pay  to  the  Distributor  a  distribution   fee
that  is  prorated for that part of the month in  which
this    Agreement   is  in  effect.   All   rights   of
compensation  and  reimbursement  under this  Agreement
for  services performed  by the  Distributor  as of the
termination   date shall  survive  the  termination  of
this Agreement.

       9.   USE  OF   DISTRIBUTOR'S  NAME.   The   Fund
shall   not use the name of the Distributor or  any  of
its   affiliates  in  the  Prospectus,   Statement   of
Additional  Information,  sales  literature  or   other
material  relating to the Fund in a manner not approved
prior thereto in writing by the Distributor;  provided,
however, that the  Distributor  shall approve all  uses
of  its and its  affiliates' names that merely refer in
accurate  terms  to their  appointments   or  that  are
required  by  the  Securities and Exchange   Commission
(the  "SEC") or any state  securities commission;   and
further   provided,   that  in  no  event   shall  such
approval  be unreasonably withheld.

      10. USE OF FUND'S NAME.  Neither the  Distributor
nor  any of its affiliates shall  use the name  of  the
Fund  or  material  relating  to the Fund on any  forms
(including   any   checks,    bank   drafts   or   bank
statements) for other than internal use in a manner not
approved   prior   thereto  in  writing  by  the  Fund;
provided,  however,  that the Fund shall   approve  all
uses of its name that merely refer in accurate terms to
the   appointment  of the  Distributor   hereunder   or
that  are  required by the SEC or any state  securities
commission;   and further  provided, that in  no  event
shall such approval be unreasonably withheld.

     11.  LIABILITY OF DISTRIBUTOR.  The  duties of the
Distributor   shall be limited to those  expressly  set
forth  herein,  and no implied duties, except the  duty
to act in good faith, are assumed by or may be asserted
against the Distributor hereunder. The Distributor may,
in  connection  with this Agreement  employ  agents  or
attorneys  in  fact, and shall not be  liable  for  any
loss arising out of or in  connection  with its actions
under  this Agreement, so long as it acts in good faith
and  with  due  diligence,  and is not   negligent   or
guilty   of any  willful  misfeasance,  bad  faith   or
gross  negligence,   or  reckless   disregard   of  its
obligations  and duties  under this Agreement.  As used
in  this  Section 11 and in  Section  12  (except   the
second   paragraph    of  Section    12),    the   term
"Distributor"   shall   include  directors,   officers,
employees and other agents of the Distributor.

     12.    INDEMNIFICATION   OF    DISTRIBUTOR.    Any
director,  officer,  employee,  shareholder or agent of
the  Distributor  who  may be  or  become  an  officer,
Trustee,   employee  or agent of  the  Fund,  shall  be
deemed,  when rendering services to the Fund or  acting
on  any  business of the Fund (other than  services  or
business    in   connection   with  the   Distributor's
duties hereunder),  to be rendering  such  services  to
or  acting  solely for the Fund and not as a  director,
officer,   employee,  shareholder or agent of,  or  one
under the control or direction of, the Distributor, even though receiving a salary from the Distributor.

     The  Fund  agrees to indemnify  and hold  harmless
the  Distributor,  and each person,  who  controls  the
Distributor  within the meaning of Section  15  of  the
1933 Act, or Section 20 of the Securities Exchange  Act
of  1934, as amended ("1934  Act"), against any and all
liabilities,  losses,  damages,  claims  and  expenses,
joint   or   several  (including,  without  limitation,
reasonable  attorneys'  fees  and   disbursements   and
investigation   expenses  incident  thereto)  to  which
they,  or  any of them,  may become  subject under  the
1933  Act, the 1934 Act, the 1940 Act or other  Federal
or   state  laws or  regulations,  at  common   law  or
otherwise,   insofar   as  such  liabilities,   losses,
damages,  claims  and expenses (or actions,   suits  or
proceedings in respect thereof) arise out of or  relate
to  any  untrue  statement or alleged untrue  statement
of   a   material  fact  contained  in  a   Prospectus,
Statement   of   Additional   Information,   supplement
thereto,  sales literature or other written information
prepared  by the Fund and provided by the Fund  to  the
Distributor  for the Distributor's use  hereunder,   or
arise  out  of or relate to any  omission   or  alleged
omission to state  therein a material  fact required to
be stated  therein or necessary to make the  statements
therein not misleading.  The Distributor (or any person
controlling the Distributor)  shall not be entitled  to
indemnity   hereunder  for any   liabilities,   losses,
damages,  claims or  expenses  (or  actions,  suits  or
proceedings  in  respect  thereof) resulting  from  (i)
an  untrue   statement or omission  or  alleged  untrue
statement   or  omission   made  in  the    Prospectus,
Statement  of Additional  Information,  or  supplement,
sales  or  other literature,  in reliance upon  and  in
conformity with information furnished in writing to the
Fund  by  the Distributor specifically for use  therein
or (ii) the Distributor's own willful misfeasance,  bad
faith,  gross negligence  or  reckless   disregard   of
its   duties  and  obligations  in  the performance  of
this Agreement.

     The   Distributor   agrees to indemnify  and  hold
harmless the Fund,  and each person who  controls   the
Fund  within the meaning of Section 15 of the 1933 Act,
or  Section  20 of the 1934 Act, against  any  and  all
liabilities,  losses,  damages,  claims  and  expenses,
joint   or   several  (including,   without  limitation
reasonable  attorneys'  fees  and  disbursements    and
investigation   expenses  incident  thereto)  to  which
they,  or  any of them,  may become  subject under  the
1933  Act,  the  1934    Act, the  1940  Act  or  other
Federal  or  state laws,  at common law or   otherwise,
insofar as such liabilities, losses, damages, claims or
expenses   arise  out  of  or  relate  to  any   untrue
statement  or alleged  untrue  statement of a  material
fact  contained   in the Prospectus  or   Statement  of
Additional   Information   or any  supplement  thereto,
sales  literature or other written material,  or  arise
out of or relate to actions or oral representations  of
Distributor's associated persons and to any omission or
alleged  omission  to  state therein  a  material  fact
required to be stated therein or necessary to make  the
statements   therein  not misleading,   if  based  upon
information   furnished in writing to the Fund  by  the
Distributor specifically for use therein.

     A  party seeking  indemnification  hereunder  (the
"Indemnitee")  shall give prompt  written   notice   to
the   party   from  whom  indemnification   is   sought
("Indemnitor")  of a written  assertion or claim of any
threatened   or pending legal proceeding which  may  be
subject  to  indemnity  under this  Section;  provided,
however,   that  failure to notify the  Indemnitor   of
such   written  assertion or claim  shall  not  relieve
the   Indemnitor  of any  liability  arising  from this
Section.  The  Indemnitor  shall be  entitled,   if  it
so  elects,  to assume the defense of any suit  brought
to enforce a claim  subject to this  Agreement and such
defense   shall be  conducted  by  counsel  chosen   by
the   Indemnitor  and satisfactory  to the  Indemnitee;
provided,  however,   that  if the  defendants  include
both  the  Indemnitee  and the   Indemnitor,   and  the
Indemnitee  shall have reasonably  concluded that there
may  be  one  or more legal defenses  available  to  it
which  are  different   from  or  additional  to  those
available  to the Indemnitor ("conflict of  interest"),
the   Indemnitor  shall not have the right to elect  to
defend such claim on behalf of the Indemnitee, and  the
Indemnitee  shall have the right  to  select   separate
counsel   to   defend  such  claim on  behalf   of  the
Indemnitee. In the event that the Indemnitor elects  to
assume  the  defense  of  any  suit  pursuant  to   the
preceding sentence and retains counsel  satisfactory to
the  Indemnitee,  the  Indemnitee  shall  bear the fees
and   expenses  of  additional counsel retained  by  it
except  for reasonable investigation costs which  shall
be  borne by the  Indemnitor.  If the  Indemnitor   (i)
does not elect to assume  the defense of a claim,  (ii)
elects  to assume the  defense of a claim but   chooses
counsel   that is not  satisfactory  to the  Indemnitee
or  (iii) has no right to assume the defense of a claim
because  of  a  conflict of interest,   the  Indemnitor
shall  advance  or reimburse the  Indemnitee,   at  the
election  of  the  Indemnitee,  reasonable   fees   and
disbursements    of   any    counsel    retained     by
Indemnitee,  including reasonable investigation costs.

     13.   ADVISER  PERSONNEL.  The Adviser agrees that
only  its employees who are registered  representatives
of  the  Distributor ("dual employees")  or  registered
representatives   of another  NASD  member  firm  shall
offer  or  sell Shares of the Portfolios.  The  Adviser
further   agrees  that  the  activities  of  any   such
employees  as  registered   representatives    of   the
Distributor   shall be limited to offering and  selling
Shares.  If there are dual  employees,  one employee of
the  Adviser  shall  register as  a  principal  of  the
Distributor   and assist the Distributor in  monitoring
the   marketing  and  sales  activities  of  the   dual
employees.  The  Adviser shall   maintain   errors  and
omissions   and   fidelity  bond   insurance   policies
providing    reasonable   coverage  for  its  employees
activities   and shall provide copies of such  policies
to  the  Distributor. The Adviser shall  indemnify  and
hold  harmless  the  Distributor  against any  and  all
liabilities,   losses,  damages,  claims  and  expenses
(including     reasonable    attorneys'    fees     and
disbursements   and   investigation    costs   incident
thereto)  arising  from  or related  to  the  Adviser's
employees'  activities  as registered  representatives,
including,  without  limitation,   any  and  all   such
liabilities,   losses,  damages,  claims  and  expenses
arising   from  or  related  to the   breach   by  such
employees of any rules or regulations of the NASD or SEC.

     14.   FORCE MAJEURE.  The  Distributor  shall  not
be liable for any delays or errors  occurring by reason
of   circumstances  not  reasonably   foreseeable   and
beyond its control,  including,  but not  limited,   to
acts   of   civil  or  military  authority,    national
emergencies,  work stoppages, fire, flood, catastrophe,
acts  of  God, insurrection,  war, riot or  failure  of
communication  or  power  supply.  In  the   event   of
equipment  breakdowns which are beyond  the  reasonable
control   of   the   Distributor  and   not   primarily
attributable  to  the  failure of  the  Distributor  to
reasonably   maintain  or provide  for the  maintenance
of  such   equipment,  the Distributor   shall,  at  no
additional expense to the Fund, take reasonable steps in good faith to minimize service interruptions, but shall have no liability with respect thereto.

     15. SCOPE OF DUTIES.  The Distributor and the Fund
shall regularly  consult with each other regarding  the
Distributor's  performance of its obligations  and  its
compensation   under  the  foregoing  provisions.    In
connection   therewith,  the Fund shall submit  to  the
Distributor at a reasonable  time prior to  or  at  the
same  time as filing with the SEC copies of any amended
or  supplemented  Registration Statement  of  the  Fund
(including   exhibits)  under  the  1940  Act  and  the
1933   Act,   and at a reasonable  time in  advance  of
their   proposed   use,   copies  of  any   amended  or
supplemented  forms relating to any  plan,  program  or
service  offered  by  the Fund.   Any  change  in  such
materials  that  would  require  any  change   in   the
Distributor's    obligations   under   the    foregoing
provisions   shall  be  subject  to  the  Distributor's
approval.   In  the  event   that  a  change  in   such
documents   or  in  the  procedures contained   therein
increases  the  cost  or burden to the  Distributor  of
performing    its     obligations    hereunder,     the
Distributor    shall    be    entitled    to    receive
reasonable compensation therefore.

     16.    DURATION.   This  Agreement  shall   become
effective  as  of the date first above   written,   and
shall continue in force for two years from that date and thereafter from year to year, provided continuance is approved at least annually by (i) either the vote of a majority of the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of each Portfolio, and (ii) the vote of a majority of those Trustees of the Fund who are not interested persons of the Fund, and who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on the approval.

     17. TERMINATION. This Agreement shall terminate as follows:

       a.      This    Agreement     shall    terminate
automatically  in the event of its assignment.

       b. This Agreement shall terminate upon the failure to approve the continuance of the Agreement after the initial two year term as set forth in Section
16 above.

         c.   This  Agreement  shall  terminate  at any
time   upon a vote of the majority of the Trustees  who
are not interested persons of the Fund or by a vote of the majority of the outstanding voting securities of each Portfolio, upon not less than 60 days prior written notice to the Distributor.

       d.    The    Distributor  may   terminate   this
Agreement upon not less than 60 days prior written notice to the Fund.

      Upon  the  termination  of  this  Agreement,  the
Fund   shall  pay  to the Distributor such compensation
and   out-of-pocket  expenses as may be payable for the
period   prior   to  the  effective    date   of   such
termination.   In the event that the  Fund   designates
a    successor    to    any  of    the    Distributor's
obligations  hereunder,  the  Distributor   shall,   at
the  expense  and  direction of the Fund, transfer   to
such   successor  all  relevant  books,   records   and
other    data  established   or   maintained   by   the
Distributor pursuant  to  the  foregoing provisions.

       Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 17,
20,  21,  22,  23, 24, 25, 26 and 27 shall survive  any
termination of this Agreement.

       18.   AMENDMENT.   The terms of  this  Agreement
shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund and shall not become effective unless its terms have been approved by the majority of the Trustees of the Fund or by a "vote of majority of the outstanding voting securities" of each Portfolio and by a majority of those Trustees who are not "interested persons" of the Fund or any party to this Agreement.

     19.  NON-EXCLUSIVE SERVICES. The services  of  the
Distributor  rendered to the Fund  are  not  exclusive.
The Distributor may render such services to any other investment company.

     20.  DEFINITIONS.  As used in this Agreement,  the
terms  "vote  of  a majority of the outstanding  voting
securities,"  "assignment,"  "interested   person"  and
"affiliated person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or hereafter amended.

     21.    CONFIDENTIALITY.   The  Distributor   shall
treat   confidentially  and as proprietary  information
of the Fund all records and other information  relating
to   the   Fund   and  prior,  present   or   potential
shareholders  and  shall  not  use  such  records   and
information    for    any    purpose     other     than
performance   of   its responsibilities    and   duties
hereunder,     except   as   may   be    required    by
administrative or judicial tribunals or as requested by the Fund.

     22.     NOTICE.     Any    notices    and    other
communications  required or  permitted hereunder  shall
be in writing and shall be effective  upon  delivery by
hand or upon receipt if sent by certified or registered
mail  (postage  prepaid and return receipt   requested)
or  by  a  nationally  recognized   overnight   courier
service (appropriately  marked for overnight  delivery)
or  upon   transmission if sent by telex  or  facsimile
(with request for immediate confirmation of receipt  in
a   manner  customary  for   communications   of   such
respective  type  and  with physical  delivery  of  the
communication  being made by one  or  the  other  means
specified  in  this   Section   22  as   promptly    as
practicable thereafter). Notices shall be addressed as follows:

          (a)  if to the Fund:
               The Rockland Funds Trust
               100 South Rockland Falls Road
               Rockland, DE  19732

               Attn:  Charles Cruice

          (b)  if to the Adviser:
               Greenville Capital Management
               100 South Rockland Falls Road
               Rockland, DE  19732

               Attn:  Charles Cruice

          (c)  if to the Distributor:
               AmeriPrime Financial Securities, Inc.,
               1793 Kingswood Drive
               Suite 200
               Southlake, TX  76092

               Attn:  Kenneth D. Trumpfheller

or  to such other  respective  addresses as the parties
shall   designate by like notice, provided that  notice
of a change of address shall be effective only upon receipt thereof.

     23.   SEVERABILITY.   If  any  provision  of  this
Agreement  shall  be held or made invalid  by  a  court
decision,   statute, rule or otherwise,  the  remainder
of this Agreement shall not be affected thereby.

     24.   GOVERNING  LAW.  This  Agreement   shall  be
administered,   construed and  enforced  in  accordance
with the laws of the State of Texas to the extent that such laws are not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time.

     25.     ENTIRE    AGREEMENT.    This     Agreement
(including   the  Schedules attached hereto)   contains
the  entire agreement and understanding of the  parties
with   respect  to  the  subject   matter  hereof   and
supersedes   all  prior written or oral agreements  and
understandings with respect thereto.

     26.  MISCELLANEOUS.  Each party  agrees to perform
such    further    acts  and  execute   such    further
documents  as  are   necessary   to   effectuate    the
purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction. This Agreement may be executed in three counterparts, each of which taken together shall constitute one and the same instrument.

      27.   LIMITATION  OF  LIABILITY.  The  term  "The
Rockland  Funds Trust" means and refers to the Trustees
from time to time serving under the Trust Instrument of
the  Fund  dated  July  31,  1996,   as  the  same  may
subsequently   thereto   have  been,   or  subsequently
hereto  be,  amended.  It  is  expressly  agreed   that
obligations of the Fund  hereunder shall not be binding
upon  any  Trustee,  shareholder,  nominees,  officers,
agents  or employees of the Fund, personally, but  bind
only  the  assets  and   property   of  the  Fund,   as
provided  in  the Trust Instrument.  The execution  and
delivery  of this  Agreement  have been  authorized  by
the  Trustees and signed by an authorized   officer  of
the   Fund,    acting  as  such,   and   neither   such
authorization nor such execution and delivery shall  be
deemed  to  have been made by any of them  individually
or   to   impose   any   liability   on  any  of   them
personally, but shall bind only the assets and property
of  the Fund as provided in the Trust Instrument.   The
Trust Instrument is on file with the Secretary of the State of Delaware.


   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                     THE ROCKLAND FUNDS TRUST


                     By: ________________________________
                         President & Trustee

                     GREENVILLE CAPITAL MANAGEMENT


                     By:_________________________________


                     AMERIPRIME  FINANCIAL  SECURITIES, INC.


                     By: _________________________________




                      SCHEDULE A

               THE ROCKLAND FUNDS TRUST

              Portfolios and Fee Schedule

Portfolios covered by Distribution Agreement:

     Series                        Portfolio

     Rockland Growth Fund          Retail Class
     Rockland Growth Fund          Institutional Class

Fees for distribution and distribution support services on behalf of the Portfolios:

      Annual Fee                    $ 18,000



                      SCHEDULE B

                 ROCKLAND FUNDS TRUST

Distribution Support Services

1. Review and submit for approval all advertising and promotional materials.

2. Maintain all books and records required by the NASD.

3. Monitor Distribution Plan(s) and report to Board of Trustees.

4. Prepare quarterly reports to Board of Trustees relating to distribution activities.

5.   Subject  to  approval  of   Distributor,   license
personnel   as   registered  representatives   of   the
Distributor.